SUPPLEMENT APPENDIX A - FIRST AMENDMENT TO THE LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN

FIRST AMENDMENT
TO THE
LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 14, 2019)
WHEREAS, Lawson Products, Inc., a Delaware corporation (the “Corporation”), maintains the Lawson Products, Inc. 2009 Equity Compensation Plan (as Amended and Restated Effective May 14, 2014) (the “Plan”); and
WHEREAS, the Corporation considers it in the best interests of the Corporation to amend the Plan to make changes to the vesting provisions.
NOW, THEREFORE, pursuant Section 17.1 of the Plan, the Plan is hereby amended, effective May 14, 2019, in the following particulars:
1.    By substituting the following Section for Section 1.6 of the Plan:
1.6    “Change in Control” shall mean (a) the acquisition (in one transaction or a series of transactions) by one or more related or affiliated (within the meaning of the Exchange Act) entities or persons (other than related or affiliated entities or persons who as of the effective date of this Plan own more than fifty percent (50%) of the outstanding Voting Stock of the Company) of more than fifty percent (50%) of the outstanding Voting Stock of the Company, (b) the sale or other disposition of all or substantially all of the assets of the Company, (c) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding Voting Stock of the Company immediately prior to such transaction hold less than fifty percent (50%) of the outstanding Voting Stock of the surviving entity immediately after such transaction, or (d) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (excluding the purpose of determining a “majority of the members of the Board,” any member whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (including without limitation any settlement thereof)). Notwithstanding the foregoing, a “Change in Control”, to the extent necessary to comply with Section 409A, shall mean a “change in control event” as defined for purposes of Section 409A.
2.    By adding the following new Section 9.5 to the Plan immediately after Section 9.4:
9.5    Dividends. No dividends or dividend equivalents shall be paid on unvested Awards. To the extent an Award provides for dividends or dividend equivalents, any such dividends or dividend equivalents paid or accrued shall be subject to vesting restrictions and a risk of forfeiture to the same extent as the shares of Common Stock underlying the Award.

CONFORMED COPY OF THE
Lawson Products, Inc. 2009 Equity Compensation Plan
(As Amended and Restated Effective May 14, 2019)
i
LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 14, 2019)

Table of Contents
1.0    Definitions    1
2.0    Purpose of Plan    6
3.0    Term of Plan    6
4.0    Stockholder Approval    6
5.0    Administration    7
6.0    Eligibility and Participation    9
7.0    Shares Subject to Plan    9
8.0    Maximum Individual Awards    10
9.0    Awards    11
10.0    Stock Options    11
11.0    Stock Awards and Stock Units    14
12.0    Performance-Based Awards    15
13.0    Change in Control    16
14.0    Termination of Service    17
15.0    Taxes    19
16.0    Miscellaneous    21
17.0    Amendment or Termination of Plan or Awards    22

LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 14, 2019)

1.0	Definitions
The following terms shall have the following meanings unless the context indicates otherwise:
1.1    “Annual Incentive Award” shall mean a cash-denominated compensation award based on the achievement of performance goals, subject to the requirements of Section 13.0 and awarded by the Committee in accordance with the terms of the Plan.

1.2    “Award” shall mean a Stock Option, Stock Appreciation Right, Stock Award, Stock Unit, Annual Incentive Award, or Performance-Based Award, awarded by the Committee in accordance with the terms of the Plan.
1.3    “Award Agreement” shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.
1.4    “Board” shall mean the Board of Directors of the Company.
1.5    “Cause” shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define “Cause,” “Cause” shall mean (a) the Participant’s willful or intentional failure to perform the duties of his or her Service in any material respect, (b) malfeasance or negligence in the performance of the Participant’s duties of Service in any material respect, (c) the Participant’s commission of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Participant resides (whether or not in connection with his or her Service), (d) the Participant’s disclosure of material confidential information about the business of the Company or any of its Subsidiaries to any individual or entity, other than in the performance of the duties of his or her Service, (e) the Participant’s material violation of any formal written policy adopted by the Company or any of its Subsidiaries, (f) the Participant’s knowing certification of any misrepresentation or false information in any filing by the Company or any of its Subsidiaries with a government agency, (g) the Participant’s commission of an act or acts that result in the imposition of criminal or civil penalties against the Company or any of its Subsidiaries by a government agency, or (h) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its Subsidiaries. In addition, the Participant’s Service will be deemed to have terminated for Cause if, within six (6) months before or after the Participant’s Service is terminated, the Board learns of facts and circumstances that would have justified a termination for Cause.
1.6    “Change in Control” shall mean (a) the acquisition (in one transaction or a series of transactions) by one or more related or affiliated (within the meaning of the Exchange Act) entities or persons (other than related or affiliated entities or persons who as of the effective date of this Plan own more than fifty percent (50%) of the outstanding Voting Stock of the Company) of more than fifty percent (50%) of the outstanding Voting Stock of the Company, (b) the sale or other disposition of all or substantially all of the assets of the Company, (c) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding Voting Stock of the Company immediately prior to such transaction hold less than fifty percent (50%) of the outstanding Voting Stock of the surviving entity immediately after such transaction, or (d) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (excluding the purpose of determining a “majority of the members of the Board,” any member whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (including without limitation any settlement thereof)). Notwithstanding the foregoing, a “Change in Control”, to the extent necessary to comply with Section 409A, shall mean a “change in control event” as defined for purposes of Section 409A.
1.7    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.8    “Committee” shall mean (a) the Board or (b) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:
(a)    a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and
(b)    an “outside director,” to the extent necessary to satisfy the qualified performance-based compensation exception of Section 162(m), and
(c)    if the Common Stock is readily tradable on a national securities exchange or other market system, an “independent director” as such term is defined or used by the rules of the exchange or system on which the Company’s Common Stock is listed.
1.9    “Common Stock” shall mean the common stock, $1.00 par value per share, of the Company.
1.10    “Company” shall mean Lawson Products, Inc., a Delaware corporation.
1.11    “Covered Employee” shall mean such term as defined for purposes of Section 162(m).
1.12    “Disability” shall be determined by the Committee in its reasonable discretion. Notwithstanding the foregoing, “Disability”, to the extent necessary to comply with Section 409A, shall mean a “disability” as defined for purposes of Section 409A.
1.13    “Effective Date” shall mean May 14, 2019, the date the Board approves and adopts this amendment and restatement of the Plan (which was originally effective March 17, 2009), subject to the approval of the Plan by the Company’s stockholders at the Company’s 2019 Annual Meeting.
1.14    “Employee” shall mean an employee of an Employer as described in Treasury Regulation Section 1.421-7(h).
1.15    “Employer” shall mean the Company or applicable Subsidiary for which the Participant performs Service.
1.16    “Exchange Act” shall mean the Securities Exchange Act of 1934 and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.17    “Fair Market Value” shall mean, with respect to share of Common Stock:

(a)    if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or
(b)    if the Common Stock is not readily tradable on a national securities exchange or other market system:
(i)    the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or
(ii)    any other value as otherwise determined in good faith by the Board through the reasonable application of a reasonable valuation method within the meaning of Section 409A.
1.18    “ISO” shall mean an “incentive stock option” as such term is defined in Code Section 422.
1.19    “Nonemployee Director” shall mean a member of the Board who is not an Employee.
1.20    “Nonqualified Stock Option” shall mean a Stock Option that does not qualify as an ISO.
1.21    “Participant” shall mean any Employee or Nonemployee Director to whom an Award has been granted by the Committee under the Plan.
1.22    “Performance-Based Award” shall mean an Award granted to a Participant that may, but need not, be intended to qualify as “performance-based compensation” (as such term is used in Section 162(m)) and thus be exempt from the deduction limitation imposed by Section 162(m).
1.23    “Performance Goals” shall mean the level(s) of achievement relating to the Performance Measures selected by the Committee for a Performance-Based Award. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.
1.24    “Plan” shall mean the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended and restated as set forth herein, and as further amended from time to time.
1.25    “Section 162(m)” shall mean Section 162(m) of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.26    “Section 409A” shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.27    “Service” means the provision of personal services to an Employer, including, without limitation, in the capacity of an Employee or a Nonemployee Director.

1.28    “Stock Award” shall mean an award of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.
1.29    “Stock Option” shall mean an award of an option to purchase a share of Common Stock, subject to the requirements of Section 10.0 and awarded by the Committee in accordance with the terms of the Plan.
1.30    “Stock Unit” shall mean an award of a notional right to receive a share of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.
1.31    “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than fifty percent (50%) of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).
1.32    “Treasury Regulation” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.
1.33    “Unvested” shall mean an Award (or portion of an Award) that has not yet Vested.
1.34    “Vest” shall mean:
(a)    with respect to Stock Options, when the Stock Option (or a portion thereof) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option, such that the Participant has an unrestricted right, title and interest (but subject to any expiration date) to obtain the compensation (if any) attributable to such Stock Option (or a portion thereof) or to otherwise enjoy the benefits underlying such Stock Option; or
(b)    with respect to Awards other than Stock Options, when the Participant has:
(i)    an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and
(ii)    a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by the Plan and/or by the Committee in accordance with the Plan.
1.35    “Vesting Date” shall mean the date or dates on which an Award Vests.
1.36    “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0	Purpose of Plan
Purpose. The purpose of the Plan is to motivate certain Employees and Nonemployee Directors to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees and Nonemployee Directors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors, and to assist in aligning the interests of such Employees and Nonemployee Directors with the interests of the stockholders of the Company.

3.0	Term of Plan
Term. The Plan shall be effective as of the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date (unless sooner terminated by the Board in accordance with Section 17.0).

4.0	Stockholder Approval
4.1    Stockholder Approval. The Plan shall be approved by the Company’s stockholders at the 2019 Annual Meeting. Prior to such approval, the Committee may grant Awards to Participants pursuant to the terms of the Plan as in effect prior to its amendment and restatement. The Committee may also grant Awards to Participants pursuant to the terms of this amended and restated Plan, which Awards shall be conditioned upon the approval of the Plan by the Company’s stockholders at the 2019 Annual Meeting, provided that any Award granted under the amended and restated Plan prior to the approval by the Company’s stockholders shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such stockholder approval. If the stockholders of the Company fail to approve the Plan in accordance with this Section 4.1, any Award granted under the terms of this amended and restated Plan shall be cancelled.
4.2    Plan Amendment. Any amendment to the Plan that is determined to be a “material amendment” or a “material revision” or a “material modification” (or word(s) of similar effect) under the rules of the exchange or system on which the Company’s Common Stock is listed must be approved by the stockholders of the Company before such amendment shall be effective.
4.3    Repricings. Any amendment, revision, replacement, cancellation and regrant, or other change to an outstanding Award that is determined to be a “repricing” (or word(s) of similar effect) under the rules of the exchange or system on which the Company’s Common Stock is listed (including any reduction in the exercise price of a Stock Option or the cancellation of an underwater Stock Option in exchange for cash or another Award) must be approved by the stockholders of the Company before such “repriced” Award shall be effective.
4.4    Stockholder Reapproval. If required by Section 162(m), the material terms of the Performance Measures shall be disclosed to and reapproved by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the Company’s stockholders previously approved such Performance Measures.

5.0	Administration
5.1    Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage, interpret, and administer the Plan and any Award Agreement issued thereunder in accordance with its terms, and to make all other determinations that it deems necessary or advisable for the administration of the Plan or any Award Agreement.

5.2    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement that shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.
5.3    Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)    to determine eligibility for participation in the Plan;
(b)    to determine eligibility for, and the type and size of, an Award granted under the Plan;
(c)    to grant Awards to, and to enter into Award Agreements with, Participants;
(d)    to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;
(e)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;
(f)    to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;
(g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
(h)    subject to Section 4.3, to grant Awards in replacement of Awards previously granted under this Plan or any other incentive compensation plan of an Employer;
(i)    to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan; and
(j)    to amend, modify, extend cancel or renew any Award, and authorize the exchange, substitution, or replacement of Awards; provided, that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement will be to the detriment of a Participant with respect to any Award previously granted, without the affected Participant’s written consent, (ii), any such amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Section 409A, and (iii) in no event will the Committee be permitted to (A) reduce the exercise price of any outstanding Stock Option, (B) exchange or replace an outstanding Stock Option with a new Stock Option with a lower exercise price, (C) cancel a Stock Option in exchange for cash or other Awards, or (D) increase the number or percentage of shares of Common Stock authorized for Awards under the Plan, without stockholder approval, except as provided in Section 7.2.
5.4    Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.
5.5    Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the applicable Employer, as determined by the Committee.
5.6    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.
5.7    Liability. No member of the Board, no member of the Committee and no employee of the Employers shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.
5.8    Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

6.0	Eligibility and Participation
6.1    Eligibility. All Employees and Nonemployee Directors shall be eligible to participate in the Plan and to receive Awards.
6.2    Participation. The Committee in its sole discretion shall designate who shall be a Participant and receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.0	Shares Subject to Plan
7.1    Available Shares. The aggregate number of shares of Common Stock that shall be available for issuance pursuant to Awards under the Plan during its term shall be equal to 269,159 which includes 19,159, shares previously authorized under the Plan before this amendment and restatement, and an additional 250,000, shares authorized under the Plan in connection with this amendment and restatement. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 7.2. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company shall (a) not be deemed to have been delivered under the Plan, and (b) be available for future Awards under the Plan, and (c) increase the shares of Common Stock available for issuance by one share for each share that is retained by or returned to the Company. Shares of Common Stock surrendered by Participants or withheld by the Company to pay all or a portion of the exercise price, purchase price, and/or withholding taxes with respect to any Awards shall not be subject to new Awards under the Plan.
7.2    Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that the value of each such Award immediately after such change shall not be significantly diluted or enhanced relative to its value immediately prior to such change. Such adjustment shall be made successively each time any such change shall occur. In order to prevent such dilution or enhancement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a share of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes must not disqualify compensation attributable to such Awards as Performance-Based Awards. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment:
(a)    with respect to an ISO due to a change described in this Section 7.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422, and
(b)    with respect to an Award that qualifies as “nonqualified deferred compensation” under Section 409A shall fully comply with the rules under Section 409A, and in no event shall any adjustment be made which would render any Award granted hereunder to be subject to tax under Section 409A.

8.0	Maximum Individual Awards
The maximum aggregate number of shares of Common Stock that may be granted in any calendar year with respect to Awards under the Plan to any single Participant (the “Grant Limitation”) shall be: (a) 125,000 to any Participant other than a Nonemployee Director, and (b) 20,000 to any Participant who is a Nonemployee Director; provided that, in no event may any number of shares of Common Stock be granted during any one Directors’ Compensation Year to any single Nonemployee Director with a grant date fair value that, when aggregated with all cash compensation for service as a Nonemployee Director of the Company during such period, exceeds $350,000. For purposes of the Plan, “Nonemployee Directors’ Compensation Year” shall mean the approximately one-year period beginning on each regular annual meeting of the Company’s stockholders and ending on the next regular annual meeting of the Company’s stockholders. In the event of any adjustment under Section 7.2 to the number of shares that may be issued under the Plan, the Grant Limitation shall be proportionately adjusted.

9.0	Awards
9.1    Type of Awards. The Committee may, in its sole discretion, grant the following Awards of Stock Options, Stock Appreciation Rights, Stock Awards, Stock Units, Annual Incentive Awards, and Performance-Based Awards to Employees and/or Nonemployee Directors.
9.2    Award Terms and Conditions. Subject to any terms and/or conditions explicitly required by the Plan, the Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

·	exercise price or purchase price;

·	method of exercise;

·	Vesting;

·	expiration term of Award;

·	effects of termination of Participant’s Service;

·	Change-in-Control Vesting and other effects of a Change in Control;

·	qualification of a Stock Option as an ISO;

·	payout in cash, in property, or any combination of cash and property;

·	restrictive covenants;

·	transferability;

·	tax withholding;

·	tax deferral arrangements;

·	tandem or combination Awards; and

·	any other term or condition that is not inconsistent with the Plan.
9.3    Performance Measures. The Committee may select one or any combination of the following Performance Measures with respect to the Company or any Subsidiary or any business unit or combination thereof:

·	revenue;

·	sales;

·	pretax income before allocation of corporate overhead and bonus;

·	budget;

·	cash flow;

·	earnings per share;

·	net income;

~~·~~	division, group or corporate financial goals;

·	appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

·	dividends paid;

·	total stockholder return;

·	return on stockholders’ equity;

·	return on assets;

·	return on investment;

·	internal rate of return;

·	attainment of strategic and operational initiatives;

·	market share;

·	operating margin;

·	profit margin;

·	gross profits;

·	earnings before interest and taxes;

·	economic value added models;

·	comparisons with various stock market indices;

·	earnings before interest, taxes, depreciation and amortization;

·	increase in number of customers;

·	reductions in costs;

·	resolution of administrative or judicial proceedings or disputes; or

·	funds from operations.
The Committee, in its discretion but subject to Section 162(m), may elect to exclude, in calculating performance under any of the above criteria, (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, Subsidiaries or other entities sold or acquired.
9.4    Vesting of Awards. Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award may provide for partial or graduated vesting beginning before the first anniversary of the date it is granted; provided that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 7 may be granted to any one or more Participants without respect to the minimum vesting period requirements of this sentence.

9.5    Dividends. No dividends or dividend equivalents shall be paid on unvested Awards. To the extent an Award provides for dividends or dividend equivalents, any such dividends or dividend equivalents paid or accrued shall be subject to vesting restrictions and a risk of forfeiture to the same extent as the shares of Common Stock underlying the Award.

10.0	Stock Options
10.1    In General. The Committee may, in its sole discretion, grant Stock Options to Employees and/or Nonemployee Directors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees and Nonemployee Directors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 10.2 through 10.9 below.
10.2    Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (a) the exercise price of any ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and (b) the exercise price of any Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, unless the Committee in its sole discretion determines otherwise.
10.3    Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that (a) no ISO shall be exercised after the tenth (10th) anniversary of the date of grant of such ISO and (b) no Nonqualified Stock Option shall be exercised after the twentieth (20th) anniversary of the date of grant of such Nonqualified Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.
10.4    Vesting Date. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement, subject to the minimum vesting requirements of Section 9.4. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, one-third (1/3) of such Stock Option shall Vest and become exercisable on each of the first three (3) anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting if certain Performance Goals are achieved.
10.5    Exercise of Stock Options. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.
10.6    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by a Stock Option until that Participant has become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant has become the holder of record of any shares covered by such Stock Option; provided, however, that Participants are entitled to the adjustments set forth in Section 7.2. No dividends or dividend equivalents shall be paid in connection with Stock Options.
10.7    Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 10.0, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any “Parent Corporation” (as defined in Code Section 424(e)) or of any “Subsidiary Corporation” (as defined in Code Section 424(f)) on the date of grant. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The maximum number of shares of Common Stock that may be delivered to Participants with respect to ISOs under the Plan shall be 200,000. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined Voting Stock of the Company or of any Parent Corporation or of any Subsidiary Corporation, unless the exercise price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO’s date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.
10.8    Additional Terms and Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Employers.

10.9    Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of the stock of any corporation:
(a)    the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary, or
(b)    which was merged with and into the Company or a Subsidiary;
so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the date of its grant (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee, in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (i) is treated as the issuance or assumption of a stock option under Code Section 424(a), and (ii) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).
10.10    Stock Appreciation Rights. The Committee may, in its sole discretion, grant Stock Appreciation Rights (“SARs”) to Employees and/or Nonemployee Directors on or after the Effective Date. An SAR is the award of the contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value, of Stock. The Committee shall, in its sole discretion, determine the Employees and Nonemployee Directors who will receive SARs and the number of shares of Common Stock underlying each SAR. Each SAR shall be subject to all of the same terms and conditions applicable to Stock Options, including, but not limited to Sections 1.34, 4.3, 5.3(j), and 10.2 through 10.6, and such other terms and conditions consistent with the Plan as the Committee may impose from time to time.

11.0	Stock Awards and Stock Units
11.1    Stock Awards. The Committee may, in its sole discretion, grant Stock Awards to Employees and/or Nonemployee Directors as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee in its sole discretion determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, subject to the minimum vesting requirements of Section 9.4, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods.
11.2    Delivery of Shares Upon Vesting. Upon the Vesting of a Stock Award, the restrictions applicable to the shares of Common Stock underlying a Stock Award shall lapse. The Committee may require (a) the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or (b) that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award, the Participant may have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, to the extent that the Committee so determines on the date of grant and provides in the Award Agreement; provided, however, that any shares of Common

Stock distributed as a dividend or otherwise with respect to any Stock Award as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Stock Awards and held or restricted as provided in this Section.
11.3    In General. The Committee may, in its sole discretion, grant to Employees and/or Nonemployee Directors Stock Units as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Unit is a hypothetical right to receive a share of Common Stock and is represented by a notional account established and maintained (or caused to be established or maintained) by the Company for a Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units, subject to the minimum vesting requirements of Section 9.4. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify.
11.4    Payout of Stock Units. Upon the Vesting of a Stock Unit, the share of Common Stock corresponding to the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

12.0	Performance-Based Awards
12.1    In General. The Committee, in its sole discretion, may designate Awards granted under the Plan as Performance-Based Awards.
12.2    Annual Incentive Awards. The Committee may, in its sole discretion, may make Annual Incentive Awards to Employees, which may be based on the achievement of specified performance goals as determined by the Committee. A Participant must remain continuously in Service with an Employer through the last day of the calendar year to be eligible to receive a payout of the Annual Incentive Award with respect to such calendar year. Unless the Committee specifies otherwise in the Award Agreement, payout of the Annual Incentive Award will be made in cash. A Participant who terminates Service before the end of the calendar year will forfeit his or her Annual Incentive Award; provided that, if the Participant’s Service terminated due to the Participant’s death or Disability, the Committee may approve, in its sole discretion, a pro rata payout to such Participant. Notwithstanding the foregoing, if there is a Change in Control of the Company, the Committee, in its sole discretion, may provide for immediate payout of the Annual Incentive Award otherwise payable to a Participant pursuant to this Section.
12.3    Performance-Based Annual Incentive Awards. To the extent that the Committee deems it appropriate that an Annual Incentive Award granted to a Covered Employee should qualify as a Performance-Based Award, the following additional provisions shall apply:
(a)    If necessary to qualify for the performance-based compensation exception under Section 162(m), the maximum aggregate dollar amount paid to an individual Participant in any one calendar year pursuant to an Annual Incentive Award or other cash-based award that is intended to qualify as Performance-Based Compensation shall not exceed three percent (3.0%) of the Company’s pretax income before allocation of corporate overhead and bonus as reported in the Company’s consolidated statement of income included in its Annual Report on Form 10-K, adjusted to eliminate the effect on pretax income of accrued cash-based incentive compensation expense for the calendar year for which the Award is granted.
(b)    In no event will an Annual Incentive Award to an individual Participant in any calendar year exceed $2,000,000, which limit shall apply regardless of whether the Annual Incentive Award is paid out in equity or cash.
(c)    The Committee may adjust downwards, but not upwards, the amount payable pursuant to an Annual Incentive Award. The Committee shall have the power to impose such other restrictions on Annual Incentive Awards subject to this Section 12.0 as it may deem necessary or appropriate.

13.0	Change in Control
13.1    Accelerated Vesting. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 17.0; and provided further that, in the absence of different action by the Committee, each outstanding Award which Vests on the basis of the passage of time shall immediately and automatically Vest on the date of the Change in Control to whatever additional extent (if any) it would have been vested on the date that is one (1) year after the date of the Change in Control.
13.2    Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, (i) all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, (ii) each holder of an Award shall receive an amount equal to the value of such Award on the date of the Change in Control, which with respect to each share of Common Stock subject to a Stock Option shall be an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, and/or (iii) underwater Stock Options may be cancelled for no consideration. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable to stockholders of the Company in the Change in Control transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.
13.3    Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans.

14.0	Termination of Service
14.1    Termination of Service Due to Death or Disability. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant’s Service is terminated due to death or Disability:

(a)    all Unvested portions of Awards held by the Participant on the date of the Participant’s death or the date of the termination of his or her Service, as the case may be, shall immediately be forfeited by such Participant as of such date;
(b)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant’s death or the date of the termination of his or her Service, as the case may be, shall be paid in accordance with the payout schedule applicable to Vested Awards; and
(c)    all Vested portions of Stock Options held by the Participant on the date of the Participant’s death or the date of the termination of his or her Service, as the case may be, shall remain exercisable until the earlier of:
(i)    the end of the twelve (12) month period following the date of the Participant’s death or the date of the termination of his or her Service, as the case may be, or
(ii)    the date the Stock Option would otherwise expire.
14.2    Termination of Service for Cause. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant’s Service is terminated by the Company for Cause, all Awards held by a Participant on the date of the termination of his or her Service for Cause, whether Vested or Unvested, shall immediately be forfeited by such Participant as of such date. In the event that Stock, cash or other property comprising a Vested Award has been distributed to a Participant prior to a termination of Service for Cause, the Participant shall be obligated to return to the Company within thirty (30) days after such termination of Service (a) the Stock, cash or other property comprising that Award or (b) if such Stock or other property has been disposed of by the Participant, cash equal in amount to the greater of (i) the Fair Market Value of such Stock or other property at the time of its disposition or (ii) the amount received in exchange for such Stock or other property.
14.3    Other Terminations of Service. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant’s Service is terminated for any reason other than for Cause, death or Disability:
(a)    all Unvested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date;
(b)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the termination of his or her Service shall be paid in accordance with the payout schedule applicable to Vested Awards; and
(c)    all Vested portions of Stock Options held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of:
(i)    the end of the ninety (90) day period following the date of the termination of his or her Service, or
(ii)    the date the Stock Option would otherwise expire.

14.4    Committee Discretion. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that:
(a)    any or all Unvested portions of Stock Options held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her Service, as the case may be, shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;
(b)    any or all Vested portions of Nonqualified Stock Options held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her Service, as the case may be, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;
(c)    any or all Unvested portions of Stock Awards and/or Stock Units held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her Service shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest; and/or
(d)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant’s death or the date of the termination of his or her Service, as the case may be, shall be paid on a date that occurs prior than the Vested Award is schedules to be paid.
14.5    ISOs. Notwithstanding anything contained in the Plan to the contrary, (a) the provisions contained in this Section 14.0 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO, and (b) the exercise period of an ISO in the event of a termination of the Participant’s Service due to Disability provided in Section 14.1, shall be applied only if the Participant is “permanently and totally disabled” (as such term is defined in Code Section 22(e)(3)).

15.0	Taxes
15.1    Withholding Taxes. With respect to Employees, an Employer may require a Participant who has become Vested in an Award granted hereunder, or who exercises a Stock Option granted hereunder, to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity that employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The Employer may, in its discretion, hold the stock certificate to which such Participant is entitled upon the Vesting of an Award or the exercise of a Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.
15.2    Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees, at any time that an Employer becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Stock Award or Stock Unit or the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (a) directing the Employer to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value not greater than the maximum individual statutory tax rate in a given jurisdiction (or such lower mount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. Any withheld shares and any other shares of Common Stock tendered in payment shall be valued based on the Fair Market Value of a share of Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.
15.3    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
15.4    Section 409A Deferred Compensation. Awards under the Plan are intended to be exempt from, or otherwise comply with, the requirements of Section 409A, and the Plan and each Award shall be interpreted and construed consistent with such intent. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may permit Participants to elect to defer receipt of all or any portion of an Award otherwise payable to the Participant, pursuant to procedures established by the Committee and in compliance with the requirements of Section 409A. References in this Plan to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Section 409A to the extent necessary or advisable to comply with Section 409A. Any payment or distribution of an Award that is subject to Section 409A that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” under Section 409A, may not be made before the date that is six (6) months after the date of such “separation from service.” The Company cannot guarantee that the Awards, payments, and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A.
15.5    Golden Parachutes. Subject to any written agreement between an Employer and a Participant, if any payment to be made under the Plan would be treated by the Internal Revenue Service as an “excess parachute payment” as such term is defined in Code Section 280G, then the Employer may reduce the amount of such payment so that such payment will not be treated as an “excess parachute payment”; provided, however, that such reduction must take into account all “parachute payments” as such term is defined in Code Section 280G, so that such reduction results in the aggregate of all “parachute payments” to the Participant being equal to $1.00 less than the Participant’s applicable “base amount” as such term is defined in Code Section 280G.

16.0	Miscellaneous
16.1    Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
16.2    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be required to be established and no segregation of assets shall be required to be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
16.3    No Right to Continued Employment or Service or to Grants. The Participant’s rights, if any, to continue to provide Service to an Employer (in any capacity) shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Employer reserves the right to terminate the Service of any Employee at any time. The adoption of the Plan shall not be deemed to give any Employee or Nonemployee Director or any other individual or entity any right to be selected as a Participant or to be granted an Award.
16.4    Employment Agreement. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement between a Participant and the Company or a Subsidiary provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement shall control.
16.5    Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no action may be taken which would result in a violation of the Exchange Act or any other applicable law.
16.6    Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
16.7    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares, or whether such fractional shares or any rights relating thereto shall be forfeited or otherwise eliminated.
16.8    Transferability. Except as otherwise set forth in an Award Agreement, Awards under the Plan are not transferable except to the Participant’s beneficiary upon the death of the Participant. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event will an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.
16.9    Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

17.0	Amendment or Termination of Plan or Awards
17.1    Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant’s consent, unless such amendment is required to conform the terms of an outstanding Award or the Plan to the requirements of applicable Law.
17.2    Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant’s consent.
17.3    Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time, provided that if the amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, and subject to stockholder approval in accordance with Section 4.0, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the Company or any present or future plan of an entity which (a) is purchased by the Company, (b) purchases the Company, or (c) merges into or with the Company.
17.4    Compensation Recovery Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recovery under the Company’s Compensation Recovery Policy as may be in effect from time to time, including, without limitation, the provisions of any such policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.